EXHIBIT 23-1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



ASA International Ltd.
Framingham, Massachusetts

     We hereby consent to the incorporation by reference in Registration Statement No. 33-312933 of ASA International Ltd. on Form S-8 of our report dated March 2, 2001, relating to the consolidated financial statements of ASA International Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ BDO Seidman, LLP


BDO Seidman, LLP

Boston, Massachusetts
March 30, 2001

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